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                                                                    Exhibit 99.3

                            LIBERTY MEDIA CORPORATION
                                 RIGHTS OFFERING

                 DTC PARTICIPANT OVERSUBSCRIPTION EXERCISE FORM

            THIS FORM IS TO BE USED ONLY BY THE DEPOSITORY TRUST COMPANY PARTICIPANTS TO EXERCISE THE OVERSUBSCRIPTION PRIVILEGE IN RESPECT OF LIBERTY MEDIA CORPORATION RIGHTS WITH RESPECT TO WHICH THE BASIC SUBSCRIPTION PRIVILEGE WAS EXERCISED AND DELIVERED IN FULL THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVERSUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF RIGHTS CERTIFICATES.

            THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS DATED ______, 2002 (THE "PROSPECTUS") OF LIBERTY MEDIA CORPORATION (THE "COMPANY") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AND THE SUBSCRIPTION AGENT.

            THIS FORM WILL BE VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON __________, 2002 UNLESS EXTENDED.

1. The undersigned hereby certifies to the Company and [__________], as the subscription agent (the "Subscription Agent"), that it is a participant in The Depository Trust Company ("DTC") and that it has either (i) exercised in full the basic subscription privilege (the "Basic Subscription Privilege") in respect of the transferable subscription rights (the "Rights") and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent or (ii) delivered to the Subscription Agent a notice of guaranteed delivery ("Notice of Guaranteed Delivery") in respect of the exercise in full of the Basic Subscription Privilege and will deliver the Rights (with respect to which such Notice of Guaranteed Delivery was delivered) to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent.

2. The undersigned hereby exercises the oversubscription privilege (the "Oversubscription Privilege") to purchase, to the extent available, _________ shares of Series A common stock, par value $0.01 per share (the "Series A Common Stock"), of the Company and/or __________ shares of Series B common stock, par value $0.01 per share (the "Series B Common Stock"), of the Company and certifies to the Company and the Subscription Agent that such Oversubscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf the Basic Subscription Privilege was exercised in full, for the applicable series of common stock of the Company.

3. The undersigned understands that payment of the subscription price (the "Subscription Price") of $_______ per share for each share of Series A Common Stock or $_________ per share for each share of Series B Common Stock, subscribed for pursuant to the Oversubscription Privilege must be received by the Subscription Agent at or before the Expiration Date and represents that such payment, in the aggregate amount of $_________ (check appropriate box):

      [_] has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above;

      [_]   is being delivered to the Subscription Agent herewith; or

      [_]   has been delivered separately to the Subscription Agent;

   and, in the case of payment not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

      [_]   wire transfer funds;

            Name of transferor institution _____________________________________
            Date of transfer ___________________________________________________
            Confirmation number (if available) _________________________________
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      [_]   uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

      [_]   certified check

      [_]   bank draft (cashier's check)

      [_]   money order

            name of maker ______________________________________________________
            date of check, draft or money order number _________________________ bank on which check is drawn or issuer of money order ______________

      [_] 7-7/8% Senior notes due July 15, 2009, bearing CUSIP No. 530715AB7, in the aggregate principal amount of $________.

            -- aggregate principal amount being exchanged ______________________ -- aggregate principal amount remaining after exchange, if any
               _______________.

      [_] 8-1/2% Senior debentures due January 15, 2029, bearing CUSIP No. 530715AD3, in the aggregate principal amount of $________.

            -- aggregate principal amount being exchanged ______________________ -- aggregate principal amount remaining after exchange, if any
               _______________.

      [_] 8-1/4% Senior debentures due February 1, 2030, bearing CUSIP No. 530715AJ0, in the aggregate principal amount of $________.

            -- aggregate principal amount being exchanged ______________________ -- aggregate principal amount remaining after exchange, if any
               _______________.

      [_] 7-3/4% Senior notes due July 15, 2009, bearing CUSIP No. 530718AA3, in the aggregate principal amount of $________.

            -- aggregate principal amount being exchanged ______________________ -- aggregate principal amount remaining after exchange, if any
               _______________.


      ______________________________________     _______________________________
      Basic Subscription Confirmation Number     DTC Participant Number


      ______________________________________
      Name of DTC Participant                 Contact Name:_____________________

      By:___________________________          Phone Number:_____________________
         Name:
         Title:

      Date: _______________  , 2002


PARTICIPANTS EXERCISING THE OVERSUBSCRIPTION PRIVILEGE PURSUANT HERETO MUST SEPARATELY SUBMIT A NOMINEE HOLDER CERTIFICATION FORM TO THE SUBSCRIPTION AGENT.